As Filed with the Securities and Exchange Commission on June 18, 2015

Registration No. 333-198479

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

Registration Statement Under The Securities Act of 1933

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	46-3259117 (I.R.S. Employer Identification No.)

9595 Wilshire Blvd, Suite 900 Beverly Hills, California (Address of Principal Executive Offices)	90212 (Zip Code)

The Rich Pharmaceuticals, Inc. 2013 Equity Incentive Plan, as amended

(Full title of the plan)

Ben Chang
Chief Executive Officer

Rich Pharmaceuticals, Inc.
9595 Wilshire Blvd, Suite 900

Beverly Hills, California 90212

(Name and Address of Agent For Service)

(323) 424-3169

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

This Post-Effective Amendment No. 1 is being filed to reflect that the number of shares of common stock, par value $0.001 per share, of Rich Pharmaceuticals, Inc. covered by this Registration Statement is increased from 15,000,000 to 390,004,800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	375,004,800	$0.0003	$112,501	$13.07

(1)	This Post-Effective Amendment No.1 to the Registration Statement on Form S-8 (File No. 333-198479) for Rich Pharmaceuticals, Inc. (the “Company”) covers an additional 375,0004,800 shares (the “Additional Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”) to be issued as Stock Awards under the Rich Pharmaceuticals, Inc. 2013 Equity Incentive Plan, as amended (the “2013 Plan”). An aggregate of 390,004,800 shares of the Company’s Common Stock have been or may be issued as Stock Awards under the 2013 Plan. Of the 390,004,800 shares, 15,000,000 shares were previously registered (the “Previously Registered Shares”) under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-198479) filed with the Securities and Exchange Commission on August 29, 2014. The registration fee for the Additional Shares is $13.07. The Company previously paid the registration fee for the Previously Registered Shares.
(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2013 Plan by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the closing price of the Common Stock as reported OTC Markets on June 16, 2015.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

Rich Pharmaceuticals, Inc. (the “Company”) previously filed a Registration Statement on Form S-8 (File No. 333-198479), as amended by this Post-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-8 (the “Prior Registration Statement”), relating to the Company’s 2013 Stock Incentive Plan (the “2013 Plan”). Under the Prior Registration Statement, the Registrant registered an aggregate of 15,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) to be offered and sold under the 2013 Plan.

This Post-Effective Amendment No. 1 is filed pursuant to General Instruction E of Form S-8 and relates to the Prior Registration Statement. Except for the changes set forth herein, the contents of the Prior Registration Statement, including each of the documents filed with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

None.

Item 8. Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on June 18, 2015.

RICH PHARMACEUTICALS, INC.

By: /s/Ben Chang

Ben Chang

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of RICH PHARMACEUTICALS, INC., a Nevada corporation (the “Company”), hereby nominates and appoints Ben Chang and Tsailing Chang, and each of them acting or signing singly, as his agents and attorneys-in-fact (the “Agents”), in his respective name and in the capacity or capacities indicated below, to execute and/or file, with all exhibits thereto, and other documents filed in connection therewith or constituting a part thereof: (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of shares of Common Stock of the Company to be issued in connection with the Rich Pharmaceuticals, Inc. 2013 Equity Incentive Plan, as amended, and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act to keep such registration statement effective or to terminate its effectiveness.

Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the “SEC”) or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Securities Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, to the end that the registration statement of the Company shall become effective under the Securities Act and any other applicable law.

Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Dated: June 18, 2015	/s/ Ben Chang
Ben Chang
Chief Executive Officer, Interim Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: June 18, 2015	/s/ David Chou
David Chou
Director
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INDEX TO EXHIBITS

Exhibit No.	Description of Document
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Designations of Series A Preferred Stock, dated July 18, 2013 (2)
3.4	Articles of Merger (3)
3.5	Amendment to Articles of Incorporation (4)
5.1	Opinion of The Doney Law Firm
23.1	Consent of Silberstein Ungar, PLLC
23.3	Consent of The Doney Law Firm (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).
99.1	Rich Pharmaceuticals, Inc. 2013 Equity Incentive Plan (5)
99.2	Form of Notice of Grant for the 2013 Equity Incentive Plan (5)
99.3	Amendment No. 1 dated October 6, 2014 to Rich Pharmaceuticals, Inc. 2013 Equity Incentive Plan (6)
99.4	Amendment No. 2 dated April 6, 2015 to Rich Pharmaceuticals, Inc. 2013 Equity Incentive Plan (7)
(1)	Incorporated by reference to the Company’s Registration Statement Filed on Form S-1 filed with the SEC on April 25, 2011.
(2)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on July 24, 2013.
(3)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on August 27, 2013.
(4)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on October 2, 2013.
(5)	Incorporate by reference to the Company’s Form S-8 filed with the SEC on August 29, 2014.
(6)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on October 8, 2014.
(7)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on April 8, 2015.

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